UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2022

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices) (Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, Kelly Services, Inc. (the “Company”), based on the authorization of its Compensation and Talent Management Committee, entered into an Employment Agreement (the “Employment Agreement”) with Olivier G. Thirot, the Company’s Executive Vice President and Chief Financial Officer. The parties entered into the Employment Agreement for purposes of documenting the compensation arrangements applicable to Mr. Thirot following his relocation to Switzerland and is effective commencing as of December 27, 2021. The Employment Agreement, which is governed by Swiss law, provides for a base salary equivalent to Mr. Thirot’s current base salary payable in Swiss francs and includes severance provisions intended to replicate the benefits provided to Mr. Thirot as a Tier 2 participant under the Company’s Senior Executive Severance Plan, which is limited to executive employees residing in the United States. Mr. Thirot will continue to participate in the Company’s Short-Term Incentive Plan and Equity Incentive Plan. He will no longer participate in the Company’s Management Retirement Plan, but will be provided with certain retirement benefits under his Employment Agreement in accordance with Swiss law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 1, 2022	/s/ James M. Polehna
James M. Polehna
Corporate Secretary